UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 28, 2014

Atlas Pipeline Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14998	23-3011077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, Pennsylvania		15275-1011
(Address of Principal Executive Offices)		(Zip Code)

(877) 950-7473

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 28, 2014, Atlas Pipeline Partners, L.P. (“APL”) entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, as sole lead arranger, and the lenders party thereto, which provides APL an $800 million senior secured revolving credit facility that matures on August 28, 2019 (the “New Credit Facility”). As of August 28, 2014, there were $160.0 million of borrowings outstanding under the New Credit Facility, at a weighted average interest rate of 3.6%. The New Credit Agreement amends and restates APL’s previous Amended and Restated Credit Agreement, dated as of July 27, 2007, and restated as of December 22, 2010, as amended (the “Original Credit Agreement”), and its covenants are customary for a credit facility of this type.

The terms of the New Credit Agreement are substantially similar to the terms of the Original Credit Agreement, with the exception of the following changes:

•	the maturity date was extended to August 28, 2019;

•	the revolving credit commitment was increased from $600 million to $800 million and the incremental revolving credit amount was increased from $200 million to $250 million;

•	the applicable margin (“Applicable Margin”) used to determine interest rates was revised, for LIBOR Rate Loans (as defined in the New Credit Agreement) to range from 1.75% to 2.75% and for Base Rate Loans (as defined in the New Credit Agreement) to range from 0.75% to 1.75%, in each case in five incremental steps, depending on the ratio of APL’s consolidated funded debt to consolidated EBITDA (the “Consolidated Funded Debt Ratio”) from less than 3.25 to 1.00 to greater than or equal to 4.75 to 1.00;

•	the change in control threshold was increased from 25% to 35% of the outstanding capital stock of an entity;

•	the revised commitment fee rate as set forth in the table in the definition of “Applicable Margin” now ranges from 0.3% to 0.5% based on the Consolidated Funded Debt Ratio;

•	the maximum Consolidated Funded Debt Ratio was revised to be 5.25 to 1.0 for the last day of any fiscal quarter other than the last day of a fiscal quarter during an Acquisition Period (as defined in the New Credit Agreement);

•	the aggregate limit on Hedging Premiums Add-Back (as defined in the New Credit Agreement) was decreased from 20% to 10% of Unadjusted Consolidated EBITDA (as defined in the New Credit Agreement) and the aggregate limit on Capital Expansion Project Add-Backs (as defined in the New Credit Agreement) was increased from 15% to 20% of Unadjusted Consolidated EBITDA;

•	in addition to its existing right to request incremental revolving credit commitments, APL gained the right to request incremental term loans, provided that the sum of any revolving credit commitments and incremental term loans may not exceed $1.05 billion;

•	the general indebtedness basket has been revised from $50 million to the greater of $50 million and 2% of Consolidated Net Tangible Assets (as defined in the New Credit Agreement), and the capital lease and purchase money indebtedness basket has been revised from $15 million to the greater of $25 million and 1% of Consolidated Net Tangible Assets;

•	the general lien basket has been revised from $25 million to the greater of $25 million and 1% of Consolidated Net Tangible Assets, and certain additional liens are now permitted; and

•	the general investment basket has been revised from 5% of Consolidated Net Tangible Assets to the greater of $100 million and 5% of Consolidated Net Tangible Assets, and APL may now invest in subsidiaries and joint ventures up to the greater of 20% of Consolidated Net Tangible Assets and $450 million.

Borrowings under the New Credit Facility are secured by a lien on and security interest in all of APL’s and its subsidiaries’ property and by the guaranty of each of its unrestricted subsidiaries, other than the Chaney Dell, Midkiff/Benedum, Centrahoma and TexStar joint ventures.

Borrowings bear interest at a rate per annum equal to (i) the higher of (a) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (b) the federal funds effective rate from time to time plus 0.5% and (c) one-month LIBOR plus 1.0%, or (ii) the LIBOR rate for one, two, three or six months or, if agreed by all the lenders, 12 months, in each case plus the Applicable Margin based on the Consolidated Funded Debt Ratio.

Amounts under the New Credit Facility may be repaid and re-borrowed until August 28, 2019. Mandatory prepayments of the New Credit Facility are required from the net cash proceeds of debt issuances, insurance and condemnation events, and dispositions of assets that are not reinvested in replacement assets within 360 days (which period may be extended for 180 days if a commitment for reinvestment is entered into during the original 360 day period).

The New Credit Agreement contains standard representations and covenants for facilities of this type, including covenants to maintain specified financial ratios. The events which constitute an event of default are also customary for loans of this size, including payment defaults, breaches of representations or covenants, adverse judgments in excess of a specified amount and a change of control. The occurrence of an event of default allows the lenders to accelerate the payment of the loans and terminate the commitments to lend.

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On August 28, 2014, APL issued a press release announcing the execution and funding of the New Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information under this item in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of August 28, 2014

99.1	Press release of Atlas Pipeline Partners, L.P. dated August 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P. By: Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer of the General Partner

Date: August 28, 2014